EXHIBIT 1(a)
Trades on June 30, 2009
Table I – Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
1. Title of Security (Instr. 3)	2. Transaction Date	2A.Deemed Execution Date, if any	3.Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following	6. Ownership Form: Direct (D) or	7.Nature of Indirect Beneficial Ownership
	(Month/ Day/ Year)	(Month/ Day/ Year)	Code	V	Amount	(A)or (D)	Price	Reported Transaction(s) (Instr. 3 and 4)	Indirect (I) (Instr. 4)	(Instr. 4)
Common Stock	6/30/2009		S		100	D	$6.8050	331,614	I	(1)
Common Stock	6/30/2009		S		400	D	$6.8025	331,214	I	(1)
Common Stock	6/30/2009		S		600	D	$6.8000	330,614	I	(1)
Common Stock	6/30/2009		S		600	D	$6.7700	330,014	I	(1)
Common Stock	6/30/2009		S		100	D	$6.7650	329,914	I	(1)
Common Stock	6/30/2009		S		100	D	$6.7625	329,814	I	(1)
Common Stock	6/30/2009		S		1,500	D	$6.7600	328,314	I	(1)
Common Stock	6/30/2009		S		4,240	D	$6.7500	324,074	I	(1)
Common Stock	6/30/2009		S		1,300	D	$6.6600	322,774	I	(1)
Common Stock	6/30/2009		S		23,700	D	$6.6500	299,074	I	(1)

(1) Elliott Associates, L.P., through its subsidiary, Manchester Securities Corp., a New York corporation (“Manchester”), has an indirect pecuniary interest in the shares of common stock of BioDelivery Sciences International, Inc. (“BDSI”), owned by CDC IV, LLC (“CDC IV”). Manchester owns a majority of the equity interest of CDC IV (but not a controlling interest). On June 4, 2009, the manager of CDC IV delegated to Manchester all of the manager’s rights and authority with respect to the investment decisions relating to the equity securities of BDSI owned by CDC IV.

EXHIBIT 1(b)
Trades on July 1, 2009
Table I – Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
1. Title of Security (Instr. 3)	2. Transaction Date	2A.Deemed Execution Date, if any	3.Transaction Code (Instr. 8)		4.Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following	6. Ownership Form: Direct (D) or	7.Nature of Indirect Beneficial Ownership
	(Month/ Day/ Year)	(Month/ Day/ Year)	Code	V	Amount	(A)or (D)	Price	Reported Transaction(s) (Instr. 3 and 4)	Indirect (I) (Instr. 4)	(Instr. 4)
Common Stock	07/01/09		S		2,331	D	$6.8000	296,743	I	(1)
Common Stock	07/01/09		S		1,100	D	$6.7900	295,643	I	(1)
Common Stock	07/01/09		S		100	D	$6.7750	295,543	I	(1)
Common Stock	07/01/09		S		1,980	D	$6.7700	293,563	I	(1)
Common Stock	07/01/09		S		5,863	D	$6.7600	287,700	I	(1)
Common Stock	07/01/09		S		100	D	$6.7550	287,600	I	(1)
Common Stock	07/01/09		S		38,526	D	$6.7500	249,074	I	(1)

(1) Elliott Associates, L.P., through its subsidiary, Manchester Securities Corp., a New York corporation (“Manchester”), has an indirect pecuniary interest in the shares of common stock of BioDelivery Sciences International, Inc. (“BDSI”), owned by CDC IV, LLC (“CDC IV”). Manchester owns a majority of the equity interest of CDC IV (but not a controlling interest). On June 4, 2009, the manager of CDC IV delegated to Manchester all of the manager’s rights and authority with respect to the investment decisions relating to the equity securities of BDSI owned by CDC IV.